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                                                                  EXHIBIT 10.11


                  AGREEMENT ON MOBILE COMMUNICATIONS EQUIPMENT
                           MAINTENANCE AND MODULATION

         This Agreement is executed by and between the following two parties on September 18, 2000 in Beijing:

PARTY A: BEIJING MOBILE COMMUNICATION COMPANY LIMITED
Legal representative: Dong Huiyi
Legal Address: 58 Dong Zhong Jie, Dong Cheng District, Beijing

PARTY B: BEIJING HUARUI WIRELESS COMMUNICATIONS EQUIPMENT INSTALLATION COMPANY Legal representative: Guo Baocheng
Legal Address: Back Building, Long-distance Telephone Building,
               Xi Cheng District, Beijing


WHEREAS:

1. In order to develop its mobile communications business and expand its scope of services, Party A needs Party B to provide maintenance and modulation services for Party A's mobile communications equipment .

2. Party B, a professional communications equipment service company, agrees to provide Party A with maintenance and modulation services for Party A's mobile communications equipment.

         THEREFORE, Party A and Party B have reached the following agreement in the principle of mutual benefit and reciprocity through friendly consultations.


        ARTICLE ONE     MAINTENANCE AND MODULATION SERVICES; SUBJECT MATTER

1.1. "Maintenance and Modulation Services" refer to maintenance and modulation services to be provided by Party B for mobile communications equipment in respect of which Party A enjoys the property rights.

1.2. The subject matter of the Maintenance and Modulation Services is the mobile communications equipment under Party B's maintenance, in respect of which Party A enjoys the property rights.


            ARTICLE TWO     TYPE, QUANTITY, AND VALUE OF SUBJECT MATTER

2.1. The types and quantities of Party A's mobile communications equipment covered by the Maintenance and Modulation Services provided by Party B shall be determined as confirmed by the Parties.



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2.2.     The value of Party A's communications equipment covered by the
         Maintenance and Modulation Services shall be the original purchase price of such equipment.


              ARTICLE THREE     MAINTENANCE AND MODULATION SERVICE FEE

3.1. Party B shall charge Party A the Maintenance and Modulation Service Fee as agreed upon by the Parties in this Agreement.

3.2. The Maintenance and Modulation Service Fee shall be charged in accordance with the State standards applicable to the telecommunications industry:

         The Maintenance Service Fee per year is the product of the original purchase price of the communications equipment under maintenance times .03% (in RMB).

         The Modulation Service Fee shall be charged by reference to the standards of modulation service fees specified in the document of "You Bu [1995] No. 626", and shall be no higher than such standards.

3.3. Maintenance and Modulation Service Fee shall be charged in accordance with the applicable national or municipal regulations. In the event of any future adjustment to such regulations, the Parties shall observe the standards as adjusted. Party A and Party B hereby confirm that the standards of the Maintenance and Modulation Service Fee determined under Article 3.2 are in compliance with the applicable national and municipal regulations.

3.4. Party A shall prepay Party B, within 15 days after the execution date of this Agreement, 50% of the Maintenance and Modulation Fee payable for the current year, and, on or before the 15th date in the seventh month after the execution date of this Agreement, another 30% of the Maintenance and Modulation Fee payable for the current year. The remaining portion of the Maintenance and Modulation Fee payable shall be paid up by the end of the twelfth month after the execution date of this Agreement.

3.5. Party B shall provide low-value consumables, tools and vehicles required for the Maintenance and Modulation Services and shall bear the relevant transportation and personnel expenses; Party A shall provide Party B with spare units and spare parts required by Party B and bear the software upgrading costs, if any.

3.6. The Parties shall verify the settlement of the Maintenance and Modulation Service Fee on a semi-annual basis. On the basis of such verification, overcharged Maintenance and Modulation Service Fee will be refunded and deficiencies in payment will be made up, as the case may be.

3.7. The Maintenance and Modulation Services to be provided by Party B will start from September 18, 2000.



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                          ARTICLE FOUR     QUALITY CONTROL

4.1. Before Party B starts any Maintenance and Modulation Services, the Parties shall conduct joint testing and inspection of the communications equipment, so as to determine its conditions and quality status. Such conditions and quality status as determined by the Parties will be kept on file.

4.2. Party A shall provide Party B with the relevant documents, spare parts and fittings of the relevant communications equipment.

4.3. Party B shall maintain, in accordance with the relevant maintenance procedures, the communications equipment covered by the Maintenance and Modulation Services, and ensure that the Maintenance and Modulation Services are provided in compliance with the relevant standards and regulations. Party B shall also maintain the normal operation of the communications equipment, satisfy Party A's reasonable requirements, and provide Party A with the relevant reports and data on a timely basis.

4.4. To the extent that the Maintenance and Modulation Services provided by Party B fail to meet the relevant standards and regulations, and the normal operation of any communications equipment is affected, 30% of the Maintenance and Modulation Service Fee payable in the current half year for such communications equipment shall be deducted if the aggregate time of such failure exceeds 144 hours but less than 288 hours, or if single failure exceeding 24 hours occurs over 2 times but less than 6 times, in such half year time; and 100% of the Maintenance and Modulation Service Fee payable in the current half year for such communications equipment shall be deducted if the aggregate time of such failure exceeds 288 hours or single failure exceeding 24 hours occurs 6 times in such half year time.

4.5. Party B shall hold harmless from and indemnify Party A against any damages to Party A's communications equipment due to improper maintenance, modulation and mismanagement on the part of Party B.

4.6. Party A has the right to conduct, on a regular or irregular basis, quality inspections on the Maintenance and Modulation Services provided by Party B.

4.7. Party A shall render assistance to Party B in respect of the Maintenance and Modulation Services provided by Party B.


         ARTICLE FIVE     ADJUSTMENT TO MAINTENANCE AND MODULATION SERVICES

5.1. If Party B needs to entrust a third party to maintain Party A's communications equipment covered by the Maintenance and Modulation Services, Party B shall notify Party A in writing in advance and obtain Party A's consent thereto. Notwithstanding the forgoing, Party B shall continue to be responsible to Party A for such services provided by such third party. Party B shall bear any and



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         all increase in costs incurred in connection with the involvement of such third party.

5.2 Upon prior written notice to Party B, Party A may entrust a third party to provide maintenance and modulation services.

5.3 If Party A needs to relocate its communications equipment covered by the Maintenance and Modulation Services provided by Party B, Party A shall notify Party B in writing in advance and allow Party B a reasonable period of time to make preparations for such relocation.


                ARTICLE SIX     ASSIGNMENT OF RIGHTS AND OBLIGATIONS

6.1 Party B may not assign any or all of its rights and obligations hereunder without Party A's prior written consent thereto.


                         ARTICLE SEVEN     CONFIDENTIALITY

7.1 The Parties hereto shall keep strictly confidential the other Party's business data and information. Neither Party may, without the other Party's written consent, provide or disclose to any other organizations or persons any data or information with regard to the operations of such other Party, unless such disclosure is required by the applicable laws.


                ARTICLE EIGHT     LIABILITIES FOR BREACH OF CONTRACT

8.1 Any failure of either Party to perform any of the terms hereunder shall be deemed as breach of contract. The breaching Party shall correct the breach within twenty days from the date of receipt from the non-breaching Party a written notice specifying such breach. If the breaching Party fails to correct such breach within such twenty-day period, the non-breaching Party may select to terminate the Agreement upon written notice to the other Party, in which case the breaching Party shall compensate the non-breaching Party for all economic losses sustained by the non-breaching Party as the result of such breach.


                           ARTICLE NINE     FORCE MAJEURE

9.1. Any event or circumstance beyond the reasonable control of a Party and unavoidable by the affected Party by exercise of due care shall be deemed as an "event of Force Majeure" and shall include, but not limited to, earthquake, fire, explosion, storm, flood, lightning or war.

9.2. Neither Party shall bear any liability for breach of contract if it fails to perform all or any of its obligations hereunder as a result of an event of Force Majeure. However, the Party or Parties affected by an event of Force Majeure shall,



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         within fifteen days of the occurrence of such event, notify the other
         Party of the details of such event of Force Majeure along with the relevant proof.

9.3. A Party/the Parties shall resume the performance of its/their obligations hereunder after the effects of such event of Force Majeure have been eliminated.


                ARTICLE TEN     GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Any dispute arising from or in connection with the validity, interpretation or performance of this Agreement shall be resolved by the Parties through consultations. If no resolution can be reached through consultations, either Party may submit such dispute to the Beijing Arbitration Commission for arbitration in accordance with its then effective arbitration rules. Once Beijing Mobile Communication Company Limited is transformed into a wholly foreign-owned enterprise, the dispute resolution institution shall be automatically changed to China International Economic and Trade Arbitration Commission and any dispute shall be resolved in accordance with its then effective arbitration rules in Beijing. The award of such arbitration shall be final and binding upon the Parties.

10.2 Except for matters under arbitration, the remaining part of this Agreement shall be in effect during the time of arbitration.


                             ARTICLE ELEVEN     NOTICES

11.1 Any notice or other document to be given under this Agreement shall be delivered in writing and may be delivered in person, sent by registered mail or transmitted by facsimile to both Parties at their legal addresses stated in this Agreement or any other addresses a Party may have notified the other Party in accordance with this Article.

11.2 Any notice or document shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;

         if delivered by registered mail, five (5) business days after being posted (excluding Saturdays, Sundays and public holidays); and

         if transmitted by facsimile, upon receipt, or if the time of transmission is during non-business hours, it shall be deemed to have been given at the beginning of the normal business hours of the succeeding day (excluding Saturdays, Sundays and public holidays), subject to proof by the sender or confirmation from the facsimile machine used for transmission that a satisfactory transmission has been completed.



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               ARTICLE TWELVE     EFFECTIVENESS AND TERM OF AGREEMENT
12.1 The effective term of this Agreement shall commence on the date on which it is affixed with the official seals of and executed by the Parties and expire on September 18, 2001. Unless a Party notifies the other Party in writing of its intention to terminate this Agreement three months prior to the expiration date hereof, this Agreement shall automatically be extended for one year upon the expiration of its term. The times of such extension shall be unlimited.

12.2 Party B hereby acknowledges that Party A may be transformed into a wholly foreign-owned enterprise during the term of the Agreement without consent or acknowledgement by Party B either prior to or after the event, and that Party A's entire rights and obligations under the Agreement shall not be affected or changed on the ground that the nature of the company has changed into a wholly foreign-owned enterprise. Party B will acknowledge the legal status of such wholly foreign-owned enterprise in performing this Agreement.

12.3 In the event that the following conditions are not met, Beijing Mobile Communication Company Limited shall be entitled to terminate this Agreement at any time. After the termination of this Agreement, the Parties shall cease to enjoy any rights or assume any obligations under this Agreement or in connection with its termination, except the rights and obligations that have incurred under this Agreement prior to such termination.

         (1) China Mobile (Hong Kong) Limited ("CMHK") shall have been granted relevant waivers by the Stock Exchange of Hong Kong Limited ("HKSE") for CMHK's connected transactions in accordance with the listing rules of HKSE; and

         (2) The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules of HKSE shall have approved relevant transactions.


                         ARTICLE THIRTEEN     MISCELLANEOUS

13.1 During the performance of this Agreement, any provision that may become invalid or unenforceable will not affect the validity of any other provisions hereof.

13.2 Any matter not covered herein may be supplemented, explained, and interpreted in a supplementary agreement or appendix to be entered into by the Parties. All supplementary agreements and appendices hereto shall constitute an integral part of, and have the same force and effect as, this Agreement.

13.3 The specific details and quantities of each item of service hereunder and the Parties' rights and obligations under such item of service shall be determined by the Parties hereto by mutual agreement in accordance with the basic principles and terms specified herein, and shall be performed, as an appendix



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         hereto, by the Parties upon the execution of such agreement.

13.4 The Parties hereby acknowledge that Party A will replace "Beijing Mobile Communication Company" as a party to the "Agreement on Mobile Communications Base Station Maintenance" ("Original Agreement") entered into by "Beijing Mobile Communication Company" and Party B hereto, and will assume all relevant rights and obligations of "Beijing Mobile Communication Company" thereunder. Upon the execution of this Agreement, the mobile communications base station maintenance arrangement, if any, between the Parties hereto shall be implemented in accordance with the economic terms of the Original Agreement and under this Agreement. If the relevant terms hereunder are in conflict with any terms under the Original Agreement, the mobile communications base station maintenance arrangement between the Parties shall be implemented in accordance with such terms under such Original Agreement. Such Original Agreement shall be deemed to constitute an appendix to this Agreement.

13.5 This Agreement is written in Chinese and signed in four counterparts. Each Party will hold two copies, and all copies shall be signed by the legal representative or authorized representative of each Party or affixed with its official seal.


                              ARTICLE 14     APPENDIX

         The "Agreement on Mobile Communications Base Station Maintenance" between "Beijing Mobile Communication Company" and Party B hereto shall be incorporated by reference hereto as an appendix to this Agreement.




PARTY A: BEIJING MOBILE COMMUNICATION     PARTY B: BEIJING HUARUI WIRELESS
         COMPANY LIMITED                           COMMUNICATIONS EQUIPMENT
                                                   INSTALLATION COMPANY

By:      s/Sha Yuejia                     By:      s/Guo Baocheng
   ----------------------------------        -------------------------------
   Legal or authorized representative        Legal or authorized representative



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APPENDIX

                       AGREEMENT ON MOBILE COMMUNICATIONS
                            BASE STATION MAINTENANCE


         Beijing Mobile Communication Company ("Party A") and Beijing Huarui Wireless Communications Equipment Installation Company ("Party B") hereby reach the following agreement regarding the routine maintenance to be provided by Party B for Party A's certain mobile communications base stations.

I.       Responsibilities of the Parties

         1.       Responsibilities of Party A:

         a. Formulating and modifying the Agreement, the items of maintenance, and the standards of maintenance;

         b. Providing Party B with information on the quantities, names, codes, and addresses of the base stations to be maintained, as well as door keys to such stations;

         c. Paying expenses for the spare parts of the equipment to be maintained by Party B;

         d. Supervising and inspecting the maintenance services and providing guidance therefor;

         e. Determining maintenance fees payable to Party B and providing assistance with Party B's settlement matters; and

         f. Making random inspections on the maintenance status of the base stations. Base stations randomly inspected in this way shall be no less than 5% of the total. If Party B is found not to maintain the base stations on schedule, the maintenance fee for that month on the item(s) Party B fails to maintain shall be deducted on a pro rata basis. If an item of maintenance fails to pass Party A's inspection, Party A will make a warning to Party B for the first time, a criticism for the second time and a pro rata deduction of the maintenance fee for the current month on such item for the third time.

         2.       Responsibilities of Party B:

         a. Performing the Agreement; ensuring a monthly maintenance cycle shorter than 30 days, a quarterly maintenance cycle shorter than 3 months, an semi-annual cycle shorter than 6 months, and an annual cycle shorter than 12 months; strictly implementing the maintenance requirements on power, air-conditioning, antennas and the environment of base stations (see Annexes I-IV);



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         b.       Carefully keeping maintenance records and the base station maintenance on-site registration forms (see Annexes V-VIII); submitting, by the fifth day of each month, to Party A a report on the base station maintenance status in the previous month and a base station maintenance plan for the current month. Overdue reports or incomplete data will be deemed as failure of maintenance or substandard maintenance;

         c. Formulating appropriate maintenance management regulations; ensuring the maintenance quality; providing sufficient maintenance labor force, vehicles, instruments and meters;

         d. Immediately notifying Party A any problems it detects in the process of the maintenance work; making arrangements to address such problems detected. Any breakdown recovery period shall be no longer than 24 hours;

         e. Replacing broken down spare parts during maintenance, subject to Party A's prior consent. Party B shall stock certain quantities of spare parts for emergency use. Actual expenses aggregating over RMB 50,000 are reimbursable upon the approval of the General Business Division of the Network Department;

         f. Causing its maintenance personnel to observe the relevant regulations of the owners and Party A's base station management regulations;

         g. Assigning, upon notice, relevant personnel to handle emergency circumstances or contingent matters;

         h. Strengthening safety education for its maintenance personnel so as to ensure personal safety. In the event of any safety accident, Party B shall be held liable; and

         i. Ensuring the safety of the equipment under its maintenance. In the event of any man-made communications outage, Party B shall make compensations for Party A's economic losses. The maintenance fee will also be deducted on the basis of the gravity of such outage.

II.      Maintenance Cycle and Maintenance Requirements (see Annexes I-IV)

III.     List of Base Stations to be Maintained (see Annex IX)

IV.      Base Station Maintenance Items and Costs


-------------- --------------------- ---------- ---------- ------------------ --------------- -----------
   Number              Item            Unit       Term          Nature          Unit Cost     Total Cost
-------------- --------------------- ---------- ---------- ------------------ --------------- -----------

      A        Air-conditioning      Station    1 Year     Lump Work                 3000.00
-------------- --------------------- ---------- ---------- ------------------ --------------- -----------

      B        Power                 Station    1 Year     Lump Work                 1600.00
-------------- --------------------- ---------- ---------- ------------------ --------------- -----------

      C        Antenna               Station    1 Year     Lump Work                  900.00
-------------- --------------------- ---------- ---------- ------------------ --------------- -----------

      D        Environmental         Station    1 Year     Lump Work                  400.00
               Sanitation
-------------- --------------------- ---------- ---------- ------------------ --------------- -----------


Note: Total Costs = Unit Cost * Stations to be Maintained



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V.       Term of Maintenance

         The effective term of maintenance under the Agreement is 1 year, commencing on June 1, 2000 and expiring on May 31, 2001.

VI. Maintenance Fee, Quantity of Base Stations to be Maintained, and Terms of Payment

         Eighty base stations are to be maintained by Beijing Huarui Wireless Communications Equipment Company, and the total maintenance fee is four hundred seventy-two thousand yuan (RMB472,000). The Agreement shall come into effect upon affixing with the official seal of each Party and execution by its representative. Within 15 business days from the date on which the Agreement becomes effective, Party A shall make an advance payment of 50% of the total maintenance fee to Party B; on the date on which the maintenance has been provided hereunder for 6 months, Party A shall make another payment of 30% of the total maintenance fee to Party B; and within 15 business days after the expiration of the maintenance term, Party A shall pay up the balance of the maintenance fee.

VII. Any matters not covered in this Agreement shall be agreed upon by the Parties through negotiations.

VIII.    Contact departments and persons of the Parties

         Party A: General Business Division, Network Department, Beijing Mobile Communication Company

         Contact: Wang Lin        13910897285      65003286 (FAX)
                  Tian Douqi      13701062000      65003286 (FAX)

         Party    B: see its official seal for affixing contracts

         Contact: Jin Zhengyu 13901010188 84613739

IX. The Agreement is signed in four counterparts. Each Party shall keep two copies. The Agreement shall come into effect upon execution by the representatives of the Parties and affixing with their official seals.


PARTY A: (OFFICIAL SEAL)               PARTY B: (OFFICIAL SEAL)


Representative of Party A: s/Yu Jing   Representative of Party B: s/Jin Zhengyu
                          ----------                             --------------

May 24, 2000                           May 24, 2000



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